Exhibit 4.7 Consulting Services and Right of First Refusal Agreement between Uranium Energy Corp. and Jim Knupke dated December 1, 2005

                                   ----------






                             CONSULTING SERVICES AND
                             -----------------------
                        RIGHT OF FIRST REFUSAL AGREEMENT
                        --------------------------------





                                    Between:
                                    --------





                              URANIUM ENERGY CORP.
                              -------------------


                                      And:
                                      ---



                                   JIM KNUPKE
                                   ----------





                              Uranium Energy Corp.
                              --------------------
     Austin Centre, 701 Brazos, Suite 500 PMB#, Austin, Texas, U.S.A., 78701


                                   ----------

                             CONSULTING SERVICES AND
                             -----------------------
                        RIGHT OF FIRST REFUSAL AGREEMENT
                        --------------------------------


     THIS CONSULTING SERVICES AND RIGHT OF FIRST REFUSAL AGREEMENT is made and dated for reference effective as at December 1, 2005 (the "Effective Date") as fully executed on this _____ day of December, 2005 (the "Execution Date").

BETWEEN:
-------

               URANIUM ENERGY CORP., a company incorporated under the laws of the State of Nevada, U.S.A., and having an executive office and an address for notice and delivery located at Austin Centre, 701 Brazos, Suite 500 PMB#, Austin, Texas, U.S.A., 78701 (the "Company");
                                                               OF THE FIRST PART
                                                               -----------------
AND:
---
               JIM KNUPKE, businessperson, having an address for notice and delivery located at 601 Grant Place, Corpus Christi, Texas, U.S.A., 78411 (the "Consultant");

                                                              OF THE SECOND PART
                                                              ------------------

               (the Company and the Consultant being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

               WHEREAS:
               -------

A. The Company is a reporting company incorporated under the laws of the State of Nevada, U.S.A., plans to have its common shares listed for trading on the NASDAQ over-the-counter bulletin board market (the "OTCBB") and is subject to the regulatory jurisdiction of the OTCBB, the Nevada Secretary of State and the United States Securities and Exchange Commission;

B. The Consultant has experience and expertise in and has assembled and owns certain data respecting many prospective resource tracks of land located in Southern Texas, U.S.A., and including, without limitation, documentation and information compiled in hard and electronic form respecting the same (collectively, the "South Texas Data Base");

C. The Company is involved in the principal business of acquiring, exploring and developing various mineral resource property interests of merit (collectively, the "Business"), and the Company is hereby desirous of retaining the Consultant, and the Consultant is hereby desirous of accepting such position, in order to provide such resource development services to the Company and to any of its subsidiaries in order to further the various Business interests of the Company and, in particular and without limitation, to make the Consultant's entire South Texas Data Base available to the Company in order that the Company, with the Consultant's assistance, may be able to review and analyze the South Texas Data Base for the purpose of making a decision as to whether the Company should acquire and/or develop any resource interests identified in the South Texas Data Base (collectively, the "General Services") during the continuance of this agreement (the "Agreement");

D. Since the introduction of the Parties hereto the Parties hereby acknowledge and agree that there have been various discussions, negotiations, understandings and agreements between them relating to the terms and conditions of the General Services and, correspondingly, that it is their intention by the terms and conditions of this agreement (the "Agreement") to hereby replace, in their entirety, all such prior discussions, negotiations, understandings and agreements with respect to the General Services; and

E. The Parties hereto have agreed to enter into this Agreement which replaces, in its entirety, all such prior discussions, negotiations, understandings and agreements, and, furthermore, which necessarily clarifies their respective duties and obligations with respect to the within General Services to be provided hereunder, all in accordance with the terms and conditions of this Agreement;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS
FOLLOWS:

                                    Article 1
                    DEFINITIONS, INTERPRETATION AND SCHEDULE
                    ----------------------------------------

1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

     (a) "Agreement" means this Consulting Services and Right of First Refusal Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof, together with any Schedules attached hereto;

     (b) "Arbitration Rules" means the American Arbitration Association Rules, as amended from time to time, as set forth in Article "8" hereinbelow;

     (c) "Board of Directors" means the Board of Directors of the Company as duly constituted from time to time;

     (d)  "Business" has the meaning ascribed to it in recital "C." hereinabove.

     (e) "business day" means any day during which Chartered Banks are open for business in Corpus, Christi, Texas, U.S.A.;

     (f) "Company" means Uranium Energy Corp., a company incorporated under the federal laws of Canada, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

     (g) "Company's Non-Renewal Notice" has the meaning ascribed to it in section "3.2" hereinbelow;

     (h)  "Consultant" means Jim Knupke;

     (i)  "Daily  Fee"  has  the  meaning   ascribed  to  it  in  section  "4.2"
          hereinbelow;

     (j) "Effective Date" has the meaning ascribed to it on the front page of this Agreement;

     (k) "Effective Termination Date" has the meaning ascribed to it in each of sections "3.3", "3.4", "3.5", "3.6" and "5.6" hereinbelow;

     (l) "Execution Date" has the meaning ascribed to it on the front page of this Agreement;

     (m)  "Expenses"   has  the  meaning   ascribed  to  it  in  section   "4.4"
          hereinbelow;

     (n) "General Services" has the meaning ascribed to it in section "2.1" hereinbelow;

     (o) "Indemnified Party" has the meaning ascribed to it in section "6.1" hereinbelow;

     (p) "Initial Term" has the meaning ascribed to it in section "3.1" hereinbelow;

     (q) "Monthly Fee" has the meaning ascribed to it in section "4.1" hereinbelow;

     (r) "Notice of Termination" has the meaning ascribed to it in each of sections "3.3", "3.4", "3.5", "3.6" and "5.6" hereinbelow;

     (s)  "OTCBB" has the meaning ascribed to it in Recital "A." hereinabove;

     (t) "Parties" or "Party" means, individually and collectively, the Company, and/or the Consultant hereto, as the context so requires, together with each of their respective successors and permitted assigns as the context so requires;

     (u)  "Property"   has  the  meaning   ascribed  to  it  in  section   "5.7"
          hereinbelow;

     (v) "Registration Statement", "Rule 144" and "Securities Act" have the meanings ascribed to them in section "4.5" hereinbelow;

     (w) "Regulatory Approval" means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities;

     (x) "Regulatory Authorities" and "Regulatory Authority" means, either singularly or collectively as the context so requires, such regulatory agencies who have jurisdiction over the affairs of either of the Company and/or the Consultant and including, without limitation, and where applicable, the OTCBB, the United States Securities and Exchange Commission and all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

     (y)  "Shares" has the meaning ascribed to it in section "4.5"  hereinbelow;
          and

     (z) "subsidiary" means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the directors of such company or companies) are for the time being owned by or held for that company and/or any other company in like relation to that company and includes any company in like relation to the subsidiary.

1.2 Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

     (b) any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

     (c) words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

                                    Article 2
                  GENERAL SERVICES AND DUTIES OF THE CONSULTANT
                  ---------------------------------------------

2.1 General Services. During the Initial Term (as hereinafter determined) and during the continuance of this Agreement the Company hereby agrees to retain the Consultant as a consultant to and on behalf of the Company, or to and on behalf of any of the Company's respective subsidiaries, as the case may be and as may be determined by the Board of Directors, from time to time, and in its sole and absolute discretion, and the Consultant hereby agrees to accept such position in order to provide such resource development services as may be determined by the Board of Directors, from time to time, and in its sole and absolute discretion, in order to develop the various Business interests of the Company during the continuance of this Agreement and, in particular, however, without limiting the generality of the foregoing, to make the Consultant's entire South Texas Data Base available to the Company in order that the Company, with the Consultant's assistance, may be able to review and analyze the South Texas Data Base for the purpose of making a decision as to whether the Company should acquire and/or develop any resource interests identified in the South Texas Data Base during the Initial Term and during continuance of this Agreement (collectively, the "General Services"); it being acknowledged and agreed by each of the Parties hereto that the Consultant shall commit and provide to the Company the General Services on a reasonably sufficient basis during the continuance of this Agreement for which the Company, as more particularly set forth hereinbelow, hereby agrees to provide to the order and direction of the Consultant each of the proposed compensation amounts as set forth in Article "4" hereinbelow.

     In this regard it is hereby acknowledged and agreed that the Consultant shall be entitled to communicate with and shall rely upon the immediate advice, direction and instructions of the President of the Company, or upon the advice or instructions of such other director or officer of the Company as the President of the Company shall, from time to time, designate in times of the President's absence, in order to initiate, coordinate and implement the General Services as contemplated herein subject, at all times, to the final direction and supervision of the Board of Directors.

2.2 Additional duties respecting the General Services. Without in any manner limiting the generality of the General Services to be provided as set forth in section "2.1" hereinabove, it is hereby also acknowledged and agreed that Consultant will, during the continuance of this Agreement, devote a reasonably sufficient portion of the Consultant's consulting time to the General Services of the Consultant as may be determined and required by the Board of Directors for the performance of said General Services faithfully, diligently, to the best of the Consultant's abilities and in the best interests of the Company and, furthermore, that the Consultant's consulting time will be prioritized at all times for the Company in that regard.

2.3 Adherence to rules and policies. The Consultant hereby acknowledges and agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the same as such rules, regulations, instructions, personnel practices and policies may be reasonably applied to the Consultant.

                                    Article 3
              EFFECTIVENESS, INITIAL TERM, RENEWAL AND TERMINATION
              ----------------------------------------------------

3.1 Effectiveness and Initial Term of the Agreement. This Agreement becomes effective on the Effective Date hereinabove, however, is subject, at all times, to the Company's prior receipt, if required, of Regulatory Approval from each of the Regulatory Authorities to the terms and conditions of and the transactions contemplated by this Agreement. The initial term of this Agreement is for a period commencing on the Effective Date hereof and ending at the close of business (Corpus Christi, Texas, U.S.A., time) on November 30, 2006 (the "Initial Term").

3.2 Renewal by the Company after the Initial Term. Subject at all times to sections "3.3", "3.4", "3.5", "3.6" and "5.6" hereinbelow, this Agreement shall renew automatically if not specifically terminated in accordance with the following provisions. The Company agrees to notify the Consultant in writing at least 30 calendar days prior to the end of the Initial Term of its intent not to renew this Agreement (the "Company's Non-Renewal Notice"). Should the Company fail to provide a Company's Non-Renewal Notice this Agreement shall automatically renew on a month-to-month term renewal basis after the Initial Term until otherwise specifically renewed in writing by each of the Parties hereto for the next one-month term of renewal or, otherwise, terminated upon delivery by the Company of a corresponding and follow-up 30 calendar day Company's Non-Renewal Notice in connection with and within 30 calendar days prior to the end of any such one-month term renewal period. Any such renewal on a one-month basis shall be on the same terms and conditions contained herein unless modified and agreed to in writing by the Parties in advance.

3.3 Termination without cause by the Consultant. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Consultant at any time after the Initial Term and during the continuance of this Agreement upon the Consultant's delivery to the Company of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 30 calendar days prior to the effective date of any such termination (the end of such 30-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event the Consultant's ongoing obligation to provide the General Services will continue until the Effective Termination Date and the Company's ongoing obligation to provide and to pay to the Consultant all of the amounts otherwise payable to the Consultant under Article "4" hereinbelow will continue until the Effective Termination Date.

3.4 Termination without cause by the Company. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Company at any time after the Initial Term and during the continuance of this Agreement upon the Company's delivery to the Consultant of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 30 calendar days prior to the effective date of any such termination (the end of such 30-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event the Consultant's ongoing obligation to provide the General Services will immediately cease upon the date of the Notice of Termination, however, the Company shall continue to be obligated to provide and to pay to the Consultant all of the amounts otherwise payable to the Consultant under Article "4" hereinbelow until the Effective Termination Date.

3.5 Termination for cause by any Party. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by any of the Parties hereto at any time upon written notice to the other Party of such Party's intention to do so (the "Notice of Termination" herein) at least 10 calendar days prior to the effective date of any such termination (the end of such five-day period from such Notice of Termination being the "Effective Termination Date" herein), and damages sought, if:

     (a) the other Party fails to cure a material breach of any provision of this Agreement within 10 calendar days from its receipt of written notice from said Party (unless such material breach cannot be reasonably cured within said 10 calendar days and the other Party is actively pursuing to cure said material breach);

     (b) the other Party is willfully non-compliant in the performance of its respective duties under this Agreement within five calendar days from its receipt of written notice from said Party (unless such willful non-compliance cannot be reasonably corrected within said 10 calendar days and the other Party is actively pursuing to cure said willful non-compliance);

     (c) the other Party commits fraud or serious neglect or misconduct in the discharge of its respective duties hereunder or under the law; or

     (d) the other Party becomes adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 10 calendar days.

     In any such event the Consultant's ongoing obligation to provide the General Services will continue only until the Effective Termination Date and the Company shall continue to pay to the Consultant all of the amounts otherwise payable to the Consultant under Article "4" hereinbelow until the Effective Termination Date.

3.6 Disability or death. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time by any Party within five 5 days after the death or disability of the Consultant, as a without fault termination (the resulting effective date of any such termination being herein also the "Effective Termination Date"). For the purposes of this Agreement the term "disability" shall mean the Consultant shall have been unable to provide the General Services contemplated under this Agreement for a period of 14 calendar days, whether or not consecutive, during any 360 calendar day period, due to a physical or mental disability. A determination of disability shall be made by a physician satisfactory to both the Consultant and the Company; provided that if the Consultant and the Company do not agree on a physician, the Consultant and the Company shall each select a physician and these two together shall select a third physician whose determination as to disability shall be binding on all Parties. In the event that the Consultant's employment is terminated by death or because of disability pursuant to this Agreement, the Company shall pay to the estate of the Consultant or to the Consultant, as the case may be, all amounts to which the Consultant would otherwise be entitled under Article "4" hereinbelow until the Effective Termination Date.

3.7 Effect of Termination. Terms of this Agreement relating to accounting, payments, confidentiality, accountability for damages or claims and all other matters reasonably extending beyond the terms of this Agreement and to the benefit of the Parties hereto or for the protection of the Business interests of the Company shall survive the termination of this Agreement, and any matter of interpretation thereto shall be given a wide latitude in this regard. In addition, and without limiting the foregoing, each of sections "3.3", "3.4", "3.5" and "3.6" hereinabove and section "5.6" hereinbelow shall survive the termination of this Agreement.


                                    Article 4
                         COMPENSATION OF THE CONSULTANT
                         ------------------------------

4.1 Monthly Fee. It is hereby acknowledged and agreed that the Consultant shall render the General Services as defined hereinabove during the Initial Term and during the continuance of this Agreement and shall thus be compensated on a monthly basis from the Effective Date of this Agreement to the termination of the same by way of the payment by the Company to the Consultant, or to the further order or direction of the Consultant as the Consultant may determine, in the Consultant's sole and absolute discretion, and advise the Company of prior to such payment, of the gross monthly fee of U.S. $2,000.00 (the "Monthly Fee"). Such Monthly Fee will be due and payable by the Company to the Consultant, or to the further order or direction of the Consultant as the Consultant may determine, in the Consultant's sole and absolute discretion, and advise the Company of prior to any such Monthly Fee payment, on a quarterly basis during the Initial Term and during the continuance of this Agreement and on the final business day of each such quarterly period during the Initial Term and during the continuance of this Agreement; with the acknowledgement by each of the Parties hereto that, due to the fact that all existing South Texas Data Base is to be provided by the Consultant to the Company at or about the Execution Date of this Agreement, within five business days of the Execution Date of this Agreement the Company will provide the Consultant, or to the further order or direction of the Consultant as the Consultant may determine, in the Consultant's sole and absolute discretion, and advise the Company of, the gross Monthly Fee payments for the first quarterly period under this Agreement in advance.

4.2 Daily Fee. It is hereby also acknowledged and agreed that, with the prior approval of the Company, should the Consultant attend the office(s) of the Company, or of any subsidiary of the Company, during the Initial Term and during the continuance of this Agreement for the purpose of directly assisting the Company in its review and analysis of the South Texas Data Base in order to better allow the Company to make a decision as to whether the Company should acquire and/or develop any resource interests identified in the South Texas Data Base, then, and in addition to the Monthly Fee, the and Consultant shall thus be compensated on a daily basis from the Effective Date of this Agreement to the termination of the same by way of the payment by the Company to the Consultant, or to the further order or direction of the Consultant as the Consultant may determine, in the Consultant's sole and absolute discretion, and advise the Company of prior to such payment, of the gross daily fee of U.S. $350.00 (the "Daily Fee"). Such Daily Fee will be due and payable by the Company to the Consultant, or to the further order or direction of the Consultant as the Consultant may determine, in the Consultant's sole and absolute discretion, and advise the Company of prior to any such Daily Fee payment, also on a quarterly basis with the Monthly Fee during the Initial Term and during the continuance of this Agreement and on the final business day of each such quarterly period during the Initial Term and during the continuance of this Agreement.

4.3 Payment of Monthly Fee and Daily Fee and status as a non-employee. It is hereby also acknowledged and agreed that the Consultant will be classified as a non-taxable consultant of the Company for all purposes, such that all compensation which is provided by the Company to the Consultant under this Agreement, or otherwise, will be calculated on the foregoing and gross Monthly Fee and Daily Fee basis; that being inclusive of any and all applicable statutory taxes which will be the ongoing obligation of the Consultant to remit, if applicable, to the appropriate taxing authority having jurisdiction over the affairs of the Consultant. In this regard, and for all matters relating to this Agreement therefore, the Consultant will not be an employee of the Company under the meaning or application of any and all applicable federal and state unemployment, insurance and workers' compensation laws, and otherwise.

4.4 Reimbursement of Expenses. It is hereby acknowledged and agreed that the Consultant shall also be reimbursed for all pre-approved, direct and reasonable expenses actually and properly incurred by the Consultant for the benefit of the Company (collectively, the "Expenses"); and which Expenses, it is hereby acknowledged and agreed, shall be payable by the Company to the order, direction and account of the Consultant as the Consultant may designate in writing, from time to time, in the Consultant's sole and absolute discretion, as soon as conveniently possible after the prior delivery by the Consultant to the Company of written substantiation on account of each such reimbursable Expense.

4.5 Shares. It is hereby acknowledged and agreed that, as a further inducement to the Consultant to enter into and consummate this Agreement and to immediately provide the South Texas Data Base and the General Services to the Company during the Initial Term and during the continuance of this Agreement, the Company shall issue to the Consultant, or to the further order or direction of the Consultant as the Consultant may determine, in the Consultant's sole and absolute discretion, and advise the Company of prior to such issuance, an aggregate of 50,000 restricted common shares from the treasury of the Company (collectively, the "Shares") on an equal and quarterly basis during the Initial Term and during the continuance of this Agreement and on the final business day of each such quarterly period during the Initial Term of this Agreement; and, for certainty, that being 12,500 of such Shares at the end of each quarter during the Initial Term of this Agreement.

     In this regard the Consultant hereby acknowledges and agrees that the Company makes no representations as to any resale or other restriction affecting the Shares and that it is presently contemplated that the Shares will be issued by the Company to the Consultant in reliance upon the registration and prospectus exemptions contained in certain sections of the United States Securities Act of 1933 (the "Securities Act") promulgated under the Securities Act which will impose a trading restriction in the United States on the Shares for a period of at least 24 months from the date of issuance. In addition, the Consultant hereby also acknowledges and agrees that the within obligation of the Company to issue the Shares will be subject to the Company being satisfied that an exemption from applicable registration and prospectus requirements is available under the Securities Act and all applicable securities laws, in respect of each of the Consultant and the Shares, and the Company shall be relieved of any obligation whatsoever to issue any Shares in respect of the Consultant where the Company reasonably determines that a suitable exemption is not available to it.

     The Consultant hereby also acknowledges and understands that neither the sale of the Shares which the Consultant is acquiring nor any of the Shares themselves have been registered under the Securities Act or any state securities laws, and, furthermore, that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Consultant also acknowledges and understands that the certificates representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner if such restriction is required by the Regulatory Authorities:

     "The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the company being affixed to this certificate. The stock transfer agent has been ordered to effectuate transfers only in accordance with the above instructions.";

and the Consultant hereby consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described hereinabove.

     The Consultant also acknowledges and understands that:

     (a) the Shares are restricted securities within the meaning of "Rule 144" promulgated under the Securities Act;

     (b) the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of issuance of the Shares to the Consultant, and even then will not be available unless
          (i) a public trading market then exists for the common stock of the Company, (ii) adequate information concerning the Company is then available to the public and (iii) other terms and conditions of Rule 144 are complied with; and

     (c) any sale of the Shares may be made by the Consultant only in limited amounts in accordance with such terms and conditions.

                                    Article 5
                    ADDITIONAL OBLIGATIONS OF THE CONSULTANT
                    ----------------------------------------

5.1 Reporting. At such time or times as may be required by the Board of Directors, acting reasonably, the Consultant will provide the Board of Directors with such information concerning the results of the Consultant's General Services and activities hereunder for the previous month as the Board of Directors reasonably require.

5.2 No conflict, no competition and non-circumvention. During the continuance of this Agreement the Consultant shall not engage in any business or activity which reasonably may detract from or conflict with the Consultant's respective duties and obligations to the Company as set forth in this Agreement without the prior written consent of the Board of Directors. In addition, during the continuance of this Agreement, and for a period of at least six months following the termination of this Agreement in accordance with either of sections "3.2", "3.3", "3.4", "3.5", "3.6" or "5.6" hereunder, the Consultant shall not engage in any business or activity whatsoever which reasonably may be determined by the Board of Directors, in its sole and absolute discretion, to compete with any portion of the Business interests as contemplated hereby without the prior written consent of the Board of Directors. Furthermore, the Consultant hereby acknowledges and agrees, for a period of at least six months following the termination of this Agreement in accordance with either of sections "3.3", "3.4", "3.5", "3.6" or "5.6" hereunder, not to initiate any contact or communication directly with either the Company or any of its respective subsidiaries,  as the  case  may be,  together  with  each of  their  respective directors, officers, representatives, agents or employees, without the prior written consent of the Board of Directors and, notwithstanding the generality of the foregoing, further acknowledges and agrees, even with the prior written consent of the Board of Directors to such contact or communication, to limit such contact or communication to discussions outside the scope of any confidential information (as hereinafter determined). For the purposes of the foregoing the Consultant hereby recognizes and agrees that a breach by the Consultant of any of the covenants herein contained would result in irreparable harm and significant damage to the Company that would not be adequately compensated for by monetary award. Accordingly, the Consultant agrees that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, the Consultant will also be liable to the Company, as liquidated damages, for an amount equal to the amount received and earned by the Consultant as a result of and with respect to any such breach. The Parties hereby acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, the Parties agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the Business interests and are reasonable and valid, and all defenses to the strict enforcement thereof by the Consultant are hereby waived.

5.3 Confidentiality. The Consultant will not, except as authorized or required by the Consultant's duties hereunder, reveal or divulge to any person or entity any information concerning the organization, business, finances, transactions or other affairs of Company or of any of the Company's respective subsidiaries which may come to the Consultant's knowledge during the continuance of this Agreement, and the Consultant will keep in complete secrecy all confidential information entrusted to the Consultant and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company's Business interests. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

5.4 Compliance with applicable laws. The Consultant will comply with all U.S., Canadian and foreign laws, whether federal, provincial or state, applicable to the Consultant's duties hereunder and, in addition, hereby represents and warrants that any information which the Consultant may provide to any person or company hereunder will, to the best of the Consultant's knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

5.5 Opinions, reports and advice of the Consultant. The Consultant acknowledges and agrees that all written and oral opinions, reports, advice and materials provided by the Consultant to the Company in connection with the Consultant's engagement hereunder are intended solely for the Company's benefit and for the Company's uses only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Company. In this regard the Consultant covenants and agrees that the Company may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Company's sole and absolute discretion. The Consultant further covenants and agrees that no public references to the Consultant or disclosure of the Consultant's role in respect of the Company may be made by the Consultant without the prior written consent of the Board of Directors in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Board of Directors, be provided by the Consultant to the Company in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Company from time to time.

5.6 Consultant's business conduct. The Consultant warrants that the Consultant shall conduct the business and other activities in a manner which is lawful and reputable and which brings good repute to the Company, the Business interests and the Consultant. In particular, and in this regard, the Consultant specifically warrants to provide the General Services in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry or as set by the specifications of the Company. In the event that the Company has a reasonable concern that the business as conducted by the Consultant is being conducted in a way contrary to law or is reasonably likely to bring disrepute to the Business interests or to the Company's or the Consultant's reputation, the Company may require that the Consultant make such alterations in the Consultant's business conduct or structure, whether of management or Board representation or employee or sub-licensee representation, as the Board of Directors may reasonably require, in its sole and absolute discretion, failing which the Company, in its sole and absolute discretion, may terminate this Agreement upon prior written notice to the Consultant to do so (the "Notice of Termination" herein) at least 10 calendar days prior to the effective date of any such termination (the end of such 10-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event the Consultant's ongoing obligation to provide the General Services will continue only until the Effective Termination Date and the Company shall continue to pay to the Consultant all of the amounts otherwise payable to the Consultant under Article "4" hereinabove until the Effective Termination. In the event of any debate or dispute as to the reasonableness of the Board of Directors' request or requirements, the judgment of the Board of Directors shall be deemed correct until such time as the matter has been determined by arbitration in accordance with Article "8" hereinbelow.

5.7 Right of ownership to the Business and related Property. The Consultant hereby acknowledges and agrees that any and all Company Business interests, together with any products or improvements derived therefrom and any trade marks or trade names used in connection with the same (collectively, the "Property"), are wholly owned and controlled by the Company. Correspondingly, neither this Agreement, nor the operation of the mineral property resource acquisition, exploration and development Business contemplated by this Agreement, confers or shall be deemed to confer upon the Consultant any interest whatsoever in and to any of the Property. In this regard the Consultant hereby further covenants and agrees not to, during or after the Initial Term and the continuance of this Agreement, contest the title to any of the Property interests, in any way dispute or impugn the validity of the Property interests or take any action to the detriment of the Company's interests therein. The Consultant acknowledges that, by reason of the unique nature of the Property interests, and by reason of the Consultant's knowledge of and association with the Property interests during the Initial Term and during the continuance of this Agreement, the aforesaid covenant, both during the Initial Term of this Agreement and thereafter, is reasonable and commensurate for the protection of the legitimate Business interests of the Company. As a final note, the Consultant hereby further covenants and agrees to immediately notify the Company of any infringement of or challenge to the any of the Property interests as soon as the Consultant becomes aware of the infringement or challenge.

     In addition, and for even greater certainty, the Consultant hereby assigns to the Company the entire right, title and interest throughout the world in and to all work performed, writings, formulas, designs, models, drawings, photographs, design inventions, and other inventions, made, conceived, or reduced to practice or authored by the Consultant or by the Consultant's employees, either solely or jointly with others, during the performance of this Agreement, or which are made, conceived, or reduced to practice, or authored with the use of information or materials of the Company either received or used by the Consultant during the performance of this Agreement or any extension or renewal thereof. The Consultant shall promptly disclose to the Company all works, writings, formulas, designs, models, photographs, drawings, design inventions and other inventions made, conceived or reduced to practice, or authored by the Consultant or the Consultant's employees as set forth above. The Consultant shall sign, execute and acknowledge, or cause to be signed, executed and acknowledged without cost to Company or its nominees, patent, trademark or copyright protection throughout the world upon all such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions; title to which the Company acquires in accordance with the provisions of this section. The Consultant has acquired or shall acquire from each of the Consultant's employees, if any, the necessary rights to all such

5.7 Right of  ownership to the Business  and related  Property - continued

works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions made by such employees within the scope of their employment by the Consultant in performing the General Services under this Agreement. The Consultant shall obtain the cooperation of each such employee to secure to the Company's or its nominee's the rights to such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions as the Company may acquire in accordance with the provisions of this section.

                                    Article 6
                      INDEMNIFICATION AND LEGAL PROCEEDINGS
                      -------------------------------------

6.1 Indemnification. The Parties hereto hereby each agree to indemnify and save harmless the other Party hereto and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, employees and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

6.2 No indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

6.3 Claim of indemnification. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

6.4 Notice of claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against either of the Parties hereto, the Indemnified Party will give both Parties hereto prompt written notice of any such action of which the Indemnified Party has knowledge and the relevant Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the relevant Party and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the relevant Party of such relevant Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party of substantive rights or defenses.

6.5 Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

6.6 Legal proceedings. Notwithstanding that the relevant Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

     (a)  such counsel has been authorized by the relevant Party;

     (b) the relevant Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

     (c) the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

     (d) there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

6.7 Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the relevant Party on the one hand and the Indemnified Party on the other, but also the relative fault of relevant Party and the Indemnified Party and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

                                    Article 7
                                  FORCE MAJEURE
                                  -------------

7.1 Events. If either Party hereto is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

7.2 Notice. A Party shall within three calendar days give notice to the other Party of each event of force majeure under section "7.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

                                    Article 8
                                   ARBITRATION
                                   -----------

8.1 Matters for arbitration. Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a Party from seeking a Court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.

8.2 Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five business days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section "8.3" hereinbelow.

8.3 Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed in accordance with the Arbitration Rules. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Rules. The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the Parties, and the chairperson shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Rules or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

8.4 Award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

                                    Article 9
                               GENERAL PROVISIONS
                               ------------------

9.1 Entire agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement and including, without limitation, paragraph "2.2(c)" of the Underlying Agreement.

9.2 No assignment. This Agreement may not be assigned by any Party hereto except with the prior written consent of the other Parties.

9.3 Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Any Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

9.4 Time of the essence. Time will be of the essence of this Agreement.

9.5 Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

9.6 Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

9.7 Further assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

9.8 Representation and costs. It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, acts solely for the Company, and, correspondingly, that the Consultant has been required by each of Lang Michener LLP and the Company to obtain independent legal advice with respect to its review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that Lang Michener LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to Company and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Company for certain of such persons to act in a similar capacity while acting for the Company as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of Lang Michener LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Lang Michener LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP, shall be at the cost of the Company.

9.9 Applicable law. The situs of this Agreement is Austin, Texas, U.S.A., and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the State of Texas, U.S.A., and the federal laws of the United States applicable thereto.

9.10 Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

9.11 Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

9.12 Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth on the front page of this Agreement.

9.13 No partnership or agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Parties, nor create any fiduciary relationship between them for any purpose whatsoever.

9.14 Consents and waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

     (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

     (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

     (c)  constitute a general waiver under this Agreement; or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

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     IN WITNESS  WHEREOF the Parties  hereto have hereunto set their  respective hands and seals as at the Execution Date as set forth hereinabove.

The COMMON SEAL of                          )
URANIUM ENERGY CORP.,                       )
--------------------                        )
the Company herein, was hereunto affixed    )
in the presence of:                         )                  (C/S)
                                            )
____________________________________________)
Authorized Signatory                        )
                                            )
SIGNED, SEALED and DELIVERED by             )
JIM KNUPKE,                                 )
----------                                  )
the Consultant herein, in the presence of:  )
                                            )
____________________________________________)
Witness Signature                           )
                                            )-----------------------------------
                                            )              JIM KNUPKE
____________________________________________)              ----------
Witness Address                             )
                                            )
____________________________________________)
Witness Name and Occupation                 )

                                       19
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